UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 15, 2006
Cyberonics, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-19806 (Commission File Number)	76-0236465 (IRS Employer Identification No.)
100 Cyberonics Blvd., Houston, Texas 77058
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code 281-228-7200
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item, 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     On September 27, 2005, Cyberonics, Inc. (the “Company”) entered into a Registration Rights Agreement (the “Registration Rights Agreement”) in connection with its offering of $125 million in aggregate principal amount of 3.0% Convertible Senior Subordinated Notes Due 2012 (the “Notes”). Under the Registration Rights Agreement, the Company was required to file a registration statement for the Notes and the shares into which the Notes are convertible on or before July 14, 2006. Due to delays in completing its consolidated financial statements for the fiscal year ended April 28, 2006, the Company has not been able to file the required registration statement. As a result of failing to file the registration statement on a timely basis, the Company is obligated, by the terms of the Registration Rights Agreement, to pay specified liquidated damages to the holders of the Notes for the period during which the failure continues. Such liquidated damages per year equal 0.25% of the principal amount of the outstanding Notes during the first 90-day period (a total of $78,125 if the registration statement is not filed during the first 90 days) and 0.50% of the principal amount of the outstanding Notes for the period commencing 91 days following the failure to file the registration statement (an additional $156,250 if the registration statement is not filed during the first 180 days). The liquidated damages are payable in arrears on each date on which interest payments are payable.
Item 8.01. Other Events.
     On July 20, 2006, the United States District Court for the Southern District of Texas dismissed the plaintiffs’ consolidated complaint against the Company and certain of its officers and directors in the putative securities class action lawsuit styled In re Cyberonics, Inc. Securities Litigation, Civil Action H-05-2121, described in the Company’s Form 10-Q filed with the Securities and Exchange Commission on March 6, 2006. The Court ruled that the consolidated complaint failed to state any claim under the federal securities laws because it failed to allege material misstatements with particularity, failed to allege facts sufficient to raise a strong inference of intent or severe recklessness, and failed to allege sufficiently the causal connection between the plaintiffs’ loss and the defendants’ actions. The Court noted that “the deficiencies in Plaintiffs’ complaint might well extend beyond the point of cure,” but granted plaintiffs the right to amend their complaint in light of the strong legal presumption favoring a right to amend. Under the terms of the Court’s Order, the plaintiffs will have 30 days to file a further amended complaint in an attempt to cure the deficiencies. On July 21, 2006, the Company issued a press release announcing the dismissal of the plaintiffs’ consolidated complaint. A copy of the press release is attached as Exhibit 99.1.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBERONICS, INC.
By:	/s/ David S. Wise
	Name:	David S. Wise
	Title:	Secretary

July 21, 2006

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated July 21, 2006.